SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             HORIZON OFFSHORE, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                           AND CHIEF EXECUTIVE OFFICER
                           [INSERT HORIZON LOGO HERE]

To our stockholders:

     You are cordially invited to our 2000 annual meeting of stockholders to be held in the board room at Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas, on Tuesday, May 2, 2000, at 10:00 a.m. Central Time.

     The attached notice of annual meeting and proxy statement describe the matters to be transacted at the meeting, which includes the election of two directors, a vote to approve an amendment to our Stock Incentive Plan and such other business as may properly come before the meeting.

     Our board has nominated James Devine and Edward L. Moses, Jr. for re-election to the board of directors and urges you to vote for their re-election. Our board has also approved an amendment to our Stock Incentive Plan and urges you to vote for the approval of the amendment.

     Please sign, date and return the enclosed proxy card promptly. This will save us the additional expenses associated with soliciting proxies and ensure that your shares are represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy card.

                                          Sincerely,

                                          Bill J. Lam
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           [INSERT HORIZON LOGO HERE]

              ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 2, 2000
              ---------------------------------------------------

DATE:         Tuesday, May 2, 2000

TIME:         10:00 a.m. Central Time

PLACE:        Board Room, Horizon Offshore, Inc.,
              2500 CityWest Boulevard, Suite 2200,
              Houston, Texas

PURPOSE:      o  To elect two directors;

              o  To vote on an amendment to our
              Stock Incentive Plan to increase the
              number of shares of common stock that
              may be issued under the plan; and

              o  To transact such other business
              as may properly come before the
              meeting.

RECORD DATE:  Close of business on March 31, 2000.

     Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may revoke your proxy at any time before it is voted. We appreciate your cooperation.

                                          By Order of the Board of Directors

                                          David W. Sharp
                                          SECRETARY

Houston, Texas
April 14, 2000

                             HORIZON OFFSHORE, INC.
                             2500 CITYWEST BOULEVARD
                                   SUITE 2200
                              HOUSTON, TEXAS 77042

                                 APRIL 14, 2000

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

     WE WILL BEGIN MAILING THIS PROXY STATEMENT TO OUR STOCKHOLDERS ON OR ABOUT APRIL 14, 2000.

     We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our board of directors for use at our 2000 annual meeting of stockholders to be held on Tuesday, May 2, 2000 at 10:00 a.m. Central Time in the board room at Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas.

     WHO CAN VOTE

     If you held any of our common stock at the close of business on March 31, 2000 then you will be entitled to notice of and to vote at our 2000 annual meeting. On that date, we had 18,807,979 shares of outstanding common stock.

     QUORUM

     The presence of a majority of our common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. We will count shares of common stock present at the meeting that abstain from voting or that are the subject of broker non-votes as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     VOTING RIGHTS

     Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. Inspectors of election will count votes cast at the annual meeting. The directors will be elected by a plurality of the shares voted. The proposed amendment must be approved by a majority of the total votes cast in person or by proxy on the amendment. All other matters are generally decided by the affirmative vote of a majority vote of the outstanding common stock, except as otherwise provided by statute, our certificate of incorporation and our bylaws.

     Abstentions and broker non-votes will have no effect on the election of directors or the approval of the proposed amendment. An abstention as to any other matters will have the effect of a vote against the proposals. Broker non-votes as to all other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

     HOW YOUR PROXY WILL BE VOTED

     The board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

     GRANTING YOUR PROXY

     If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, the proxy representing your common stock will be voted in favor of the proposed director nominees and the amendment to our Stock Incentive Plan.

     We expect no matter to be presented for action at the annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote in accordance with their judgment on any matters that may properly come before the meeting.

     REVOKING YOUR PROXY

     If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before your proxy is voted. You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

     PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the 2000 annual meeting. In addition to solicitations by mail, we have made arrangements for brokers and nominees to send proxy materials to their principals and, upon their request, we will reimburse them for their reasonable expenses in doing so. Certain of our representatives, who will receive no compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

     STOCKHOLDER PROPOSALS

     If you want us to consider including a proposal in next year's proxy statement, you must deliver it IN WRITING to David W. Sharp, Corporate Secretary, Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042 by December 7, 2000.

     If you want to present a proposal at next year's annual meeting, but do not wish to have it included in our proxy statement, you must submit it IN WRITING to David W. Sharp, at the above address, by March 2, 2001 in accordance with the specific procedural requirements in our bylaws. If you would like a copy of these procedures, please contact David W. Sharp. If you fail to comply with our bylaw procedures and deadline, we may preclude presentation of the matter at the next annual meeting.

                             ELECTION OF DIRECTORS

GENERAL

     Our board of directors has fixed the number of directors at six. Our certificate of incorporation divides our board of directors into three classes. The members of each class serve for three years, with one class to be elected at each annual meeting. The terms of Messrs. Devine and Moses will expire at the 2000 annual meeting.

     Our board has nominated Messrs. Devine and Moses for additional three-year terms. The persons named in the enclosed form of proxy intend to vote your proxy for the re-election of Messrs. Devine and Moses, unless you direct them to vote otherwise. If either Mr. Devine or Mr. Moses should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by our board of directors.

     Our board of directors has nominated and urges you to vote FOR the re-election of Messrs. Devine and Moses.

     The following table provides you with certain information, as of March 31, 2000, about Messrs. Devine and Moses and each of our other directors:

                                                             PRINCIPAL OCCUPATION                              NOMINATED
                                                             AND DIRECTORSHIPS IN                  DIRECTOR    FOR TERM
                NAME                    AGE               OTHER PUBLIC CORPORATIONS                 SINCE      EXPIRING
-------------------------------------   ---   --------------------------------------------------   --------    ---------
NOMINEE:
James Devine.........................   41    Mr. Devine has served as our Chairman of the Board      1998        2003
                                              since October 1999. He has been a commercial
                                              consultant to the oil and gas industry since 1996.
                                              From 1994 to 1996, Mr. Devine served as Corporate
                                              Vice President and General Counsel of Coflexip
                                              Stena Offshore Group.
Edward L. Moses, Jr. ................   63    Mr. Moses served as a consultant to our executive       1998        2003
                                              management from January 1998 until December 1999.
                                              Mr. Moses has also served as the President and
                                              Chief Executive Officer of Prime Natural
                                              Resources, Inc., an oil exploration company, since
                                              January 1998 and has been Chairman of the Board of
                                              Prime since January 1999. Previously, Mr. Moses
                                              served as Senior Vice President Engineering and
                                              Production of DeepTech International Inc. from
                                              1992 until January 1998 and as managing director
                                              of Deepwater Systems from August 1993 until
                                              January 1998.

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                                             PRINCIPAL OCCUPATION                              NOMINATED
                                                             AND DIRECTORSHIPS IN                  DIRECTOR    FOR TERM
                NAME                    AGE               OTHER PUBLIC CORPORATIONS                 SINCE      EXPIRING
-------------------------------------   ---   --------------------------------------------------   --------    ---------
CONTINUING DIRECTORS:
Jonathan D. Pollock..................   36    Mr. Pollock served as our Chairman of the Board         1995        2001
                                              from our inception until October 1999. Mr. Pollock
                                              has been employed for more than five years by
                                              Stonington Management Corporation as a portfolio
                                              manager of the oil and gas investments of Elliott
                                              Associates, L.P., a private investment firm and
                                              one of our principal stockholders. He is also
                                              manager of the London office of Stonington
                                              Management Corporation. Mr. Pollock is a director
                                              of Prime Natural Resources and Grant Geophysical,
                                              Inc., a seismic data acquisition company. He is
                                              also Chairman of the Board of Odyssea Marine,
                                              Inc., a diversified marine services and
                                              independent power producer.
Bill J. Lam..........................   33    Mr. Lam has served as our President and Chief           1997        2001
                                              Executive Officer since December 1997. From July
                                              1997 to November 1997, Mr. Lam was our Vice
                                              President -- Operations. Prior to being employed
                                              by us, Mr. Lam held various supervisory positions
                                              for the following providers of marine construction
                                              services to the offshore oil and gas industry:
                                              Lowe Offshore, Inc. (from January 1997 to July
                                              1997), J. Ray McDermott, S.A. (from January 1995
                                              to January 1997) and OPI International, Inc. (from
                                              August 1990 to January 1995).
Michael R. Latina....................   27    Mr. Latina has, since January 1998, been a              2000        2002
                                              portfolio manager of the oil and gas investments
                                              of Elliott Associates, L.P. for Stonington
                                              Management Corporation. Previously, he was
                                              employed as an analyst for Stonington Management
                                              Corporation from February 1996 to December 1997
                                              and as an investment banker for Bear, Stearns &
                                              Co., Inc. from August 1994 to February 1996. Mr.
                                              Latina is a director of Prime Natural Resources,
                                              Odyssea Marine, Grant Geophysical and Intedyne,
                                              L.L.C., a provider of drilling tools to the oil
                                              and gas industry. He is also a director of Baycorp
                                              Holdings, Inc., an independent wholesale generator
                                              of electricity, and Houston Street Exchange, Inc.,
                                              a leading online trading exchange for energy
                                              commodities.

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                                             PRINCIPAL OCCUPATION                              NOMINATED
                                                             AND DIRECTORSHIPS IN                  DIRECTOR    FOR TERM
                NAME                    AGE               OTHER PUBLIC CORPORATIONS                 SINCE      EXPIRING
-------------------------------------   ---   --------------------------------------------------   --------    ---------
Derek Leach..........................   49    Mr. Leach has been Project Director of Petrodrill       2000        2002
                                              Engineering since February 1998. He has
                                              approximately 23 years of experience in the subsea
                                              construction business during which time he has
                                              worked for Coflexip Stena Offshore Group, S.A.,
                                              Whartom Williams Taylor and Vickers Oceanics. From
                                              1996 to 1998, Mr. Leach was the Senior Executive
                                              Vice President of Coflexip Stena Offshore and was
                                              responsible for worldwide subsea construction
                                              activity and offshore vessel and equipment
                                              operations. From 1995 to 1996, he was Coflexip
                                              Stena's Senior Vice President -- North Sea
                                              Operations and Offshore Resources.

     Our board of directors has primary responsibility for directing our management and affairs. During 1999, our board of directors held five meetings. Each director attended 75% or more of the aggregate number of meetings held during 1999 of the board of directors and committees of which he was a member.

     To provide for effective direction and management of our business, our board has established an audit committee and a compensation committee. Our board does not have a nominating committee. The following tables provide you with information about our audit and compensation committees. None of the members of these committees is an officer or employee of us or any of our subsidiaries.

AUDIT COMMITTEE MEMBERS:        FUNCTIONS OF THE COMMITTEE:
---------------------------------------------------------------------
Derek Leach                     o  Reviews our financial statements and annual
Jonathan D. Pollock                audit
                                o  Exercises general oversight of the integrity
                                   and reliability of our accounting and
                                   financial reporting practices and the
                                   effectiveness of our system of internal
                                   controls
                                o  Meets with our independent auditors to review
                                   their reported results and assessment of
                                   internal controls

COMPENSATION COMMITTEE MEMBERS: FUNCTIONS OF THE COMMITTEE:
---------------------------------------------------------------------
Edward L. Moses, Jr.            o  Analyzes, reviews and makes recommendations
Jonathan D. Pollock                to our board concerning compensation
                                   programs
                                o  Administers our Stock Incentive Plan

     Neither the audit committee nor the compensation committee held any physical meetings in 1999. Both committees took all actions by unanimous written consent.

DIRECTOR COMPENSATION

     In 1999, each member of our board of directors who was not one of our employees received an annual fee of $12,000. For the year 2000 and subsequent years, we have increased this fee to $25,000 per annum. We reimburse all directors for reasonable out of pocket expenses incurred in attending board and committee meetings.

     Each person who becomes a non-employee director also receives an option to buy 5,000 shares of common stock at an exercise price equal to the fair market value of our common stock on the date such person becomes a director. In addition, in each year during which our Stock Incentive Plan is in effect and a sufficient number of shares are available under the plan, on the day following each annual meeting of stockholders, each non-employee director will receive an option to purchase 5,000 shares of common stock at an exercise price equal to the fair market value of our common stock on such date. Each stock option will become fully exercisable on the first anniversary of its grant and will expire ten years from the date of grant, unless the non-employee director ceases to be a director. In that case, the exercise period will be shortened.

     On January 1, 1998, we entered into a consulting agreement with Edward L. Moses, Jr. for a two-year period that ended December 31, 1999. We granted Mr. Moses an option under the consulting agreement to purchase 50,000 shares of our common stock at our initial public offering price of $13.00 per share. The consulting agreement contained an agreement of Mr. Moses to refrain from using or disclosing confidential information during the term of the contract or after its termination.

                                STOCK OWNERSHIP

     The following table provides you with information, as of March 31, 2000 regarding beneficial ownership of our common stock of (1) each stockholder that we know to be the beneficial owner of more than 5% of our outstanding common stock, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, (2) each of our directors, (3) each of our executive officers, and
(4) all of our directors and executive officers as a group. Unless otherwise indicated, the shares are held with sole voting and investment power.

                                                    NO. OF SHARES
                                                      ACQUIRABLE     PERCENT
                                         NO. OF        THROUGH         OF
NAME OF BENEFICIAL OWNER                SHARES(1)   STOCK OPTIONS     CLASS
-------------------------------------  -----------  --------------   -------
Elliott Associates, L.P.(2)..........    4,812,500      --             25.6%
Westgate International, L.P.(3)......    4,812,500      --             25.6%
Jonathan D. Pollock(4)...............    9,625,000       10,000        51.2%
Wellington Management Company,
  LLP(5).............................    1,518,900      --              8.1%
Wall Street Associates(6)............    1,632,900      --              8.7%
Bill J. Lam(7).......................      309,760       16,665         1.7%
David W. Sharp(7)....................      265,540       14,666         1.5%
R. Clay Etheridge....................          500      --             *
James K. Cole(7).....................      177,100       11,665         1.0%
Derek Leach..........................      --           --             *
Michael R. Latina(4).................    9,625,000      --             51.2%
James Devine.........................      326,480       10,000         1.8%
Edward L. Moses, Jr..................      --            60,000        *
All executive officers and directors
  as a group (9 persons).............    9,845,940      122,996        52.7%

------------

 *  Less than 1%

(1) Excludes shares subject to options that will be exercisable within 60 days, which shares are set forth separately in the next column.

(2) The address of Elliott Associates, L.P. is 712 Fifth Avenue, New York, New York 10019. Elliott Associates beneficially owns such shares indirectly through one of its subsidiaries. Includes 429,220 shares owned by our executive officers and four of our key employees as to which Elliott Associates has voting power as a result of the shares securing the executive officers' and key employees' indebtedness incurred to acquire these shares. See "Certain Transactions."

(3) The address of Westgate International, L.P. is c/o Midland Bank & Trust (Cayman), Post Office 1109, Georgetown, Grand Cayman, British West Indies. Westgate International, beneficially owns such shares indirectly through one of its subsidiaries. Includes 429,220 shares owned by our executive officers and four of our key employees as to which Westgate International, has voting power as a result of the shares securing the executive officers' and key employees' indebtedness incurred to acquire these shares. See "Certain Transactions." Westgate International, and Elliott Associates, (the Principal Stockholders) are under common management.

(4) Consists of 8,766,560 shares owned by the Principal Stockholders and 858,440 owned by our executive officers and four of our key employees as to which the Principal Stockholders have voting power as a result of the shares securing the executive officers' and key employees' indebtedness incurred to acquire these shares. Mr. Pollock and Mr. Latina are employed by a corporation that is under common management with the Principal Stockholders. Mr. Pollock and Mr. Latina disclaim beneficial ownership of the shares owned by the Principal Stockholders, our executive officers and our key employees. See "Certain Transactions."

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(5) Based on a Schedule 13G/A, dated February 9, 2000, filed with the Securities and Exchange Commission. In its Schedule 13G/A, Wellington Management Company, LLP reported shared dispositive power with respect to 1,518,900 shares, and shared voting power with respect to 963,300 shares, as a result of acting as investment advisor to its own clients. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(6) Based on a Schedule 13G, dated February 14, 2000, filed with the Securities and Exchange Commission. In its Schedule 13G, Wall Street Associates reported sole dispositive power with respect to 1,632,900 shares, and sole voting power with respect to 109,400 shares, as a result of securities ownership owned by advisory clients of Wall Street Associates. Wall Street Associates disclaims beneficial ownership of all such securities. The address of Wall Street Associates is 1200 Prospect Street, Suite 100, LaJolla, CA 92037

(7) Voting power for these shares is held by the Principal Stockholders as described in Notes (2) and (3) above.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY OF COMPENSATION

     The following table provides you with information about the compensation we paid to our Chief Executive Officer and to each of our other executive officers for services rendered during the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                            ANNUAL COMPENSATION               ------------
                                                  ----------------------------------------     SECURITIES      ALL OTHER
                                                                            OTHER ANNUAL       UNDERLYING      COMPENSA-
              POSITION                   YEAR       SALARY      BONUS      COMPENSATION(1)      OPTIONS         TION(2)
-------------------------------------  ---------  ----------  ----------   ---------------    ------------    ------------
Bill J. Lam..........................       1999  $  218,722  $   --          --                130,000          $4,044
  President and Chief                       1998  $  202,928  $  105,000      --                 20,000           3,015
  Executive Officer
James Devine(3)......................       1999  $   39,554  $   --          --                150,000            --
  Chairman of the Board
R. Clay Etheridge(4).................       1999  $   53,272  $   40,000(5)   --                135,000          $5,610
  Executive Vice President
  and Chief Operating Officer
David W. Sharp.......................       1999  $  184,393  $   --          --                 84,000          $4,498
  Executive Vice President                  1998  $  176,760  $   75,000      --                 20,000            --
  and Chief Financial
  Officer
James K. Cole........................       1999  $  143,005  $   --          --                 40,000          $7,103
  Senior Vice President                     1998  $  143,003  $   61,912      --                 20,000           5,963

------------

(1) Perquisites and other personal benefits paid to each of the executive officers in 1999 did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus for that year.

(2) Consists of premiums that we paid on term life insurance policies that we maintain for these executive officers for which we are not the named beneficiary.

(3) Mr. Devine became our Chairman of the Board on October 11, 1999.

(4) Mr. Etheridge became an Executive Vice President and our Chief Operating Officer on September 13, 1999.

(5) Mr. Etheridge received a $40,000 bonus upon the commencement of his employment with us.

STOCK OPTIONS

     The following table shows all stock options that we granted to our executive officers in 1999.

                             OPTION GRANTS IN 1999

                                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                                   ASSUMED ANNUAL RATES
                                           NUMBER OF     % OF TOTAL                                   OF STOCK PRICE
                                           SECURITIES     OPTIONS      EXERCISE                        APPRECIATION
                                           UNDERLYING    GRANTED TO     PRICE                       FOR OPTION TERM(2)
                                            OPTIONS      EMPLOYEES       (PER      EXPIRATION   --------------------------
                  NAME                     GRANTED(1)    IN 1999(1)     SHARE)        DATE           5%           10%
----------------------------------------   ----------    ----------    --------    ----------   ------------  ------------
Bill J. Lam.............................      10,000      10.8%         $  5.50        1/1/09   $     34,589  $     87,656
                                              20,000                       7.00       3/23/09         88,045       223,123
                                             100,000                       5.94       10/8/09        373,563       946,683
James Devine............................     150,000      12.5%         $  5.94      10/11/09   $    560,345  $  1,420,024
R. Clay Etheridge.......................      90,000      11.2%         $  7.75        9/1/09   $    438,654  $  1,111,635
                                              45,000                       5.94       10/8/09        168,104       426,007
David W. Sharp..........................       9,000       7.0%         $  5.50        1/1/09   $     31,130  $     78,890
                                              15,000                       7.00       3/23/09         66,034       167,343
                                              60,000                       5.94       10/8/09        224,138       568,010
James K. Cole...........................       8,000       3.3%         $  5.50        1/1/09   $     27,671  $     70,125
                                               7,000                       7.00       3/23/09         30,816        78,093
                                              25,000                       5.94       10/8/09         93,390       236,671

------------

(1) Each respective percentage includes all options granted to that executive officer in 1999.

(2) We have calculated the appreciation over the term of the options, beginning with the exercise price of each respective option.

     The following table shows all outstanding stock options held by each of our executive officers as of December 31, 1999. None of our executive officers exercised stock options in 1999.

                          OPTIONS AT DECEMBER 31, 1999

                                             NUMBER OF SECURITIES
                                            UNDERLYING UNEXERCISED
                                           STOCK OPTIONS AT YEAR END
                                           -------------------------
                                           EXERCISABLE/UNEXERCISABLE
                                           -------------------------
Bill J. Lam.............................         16,665/133,335
James Devine............................          5,000/155,000
R. Clay Etheridge.......................              0/135,000
David W. Sharp..........................          14,666/89,334
James K. Cole...........................          11,665/48,335

EXECUTIVE EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with all of our current executive officers. All such contracts also contain agreements of each of the executive officers to refrain from using or disclosing confidential information, and to refrain from competing with us in specified geographic areas during the officer's employment and for one year after the termination of such officer's employment.

     Our employment agreement with Mr. Lam originally provided for a term of January 1, 1998 until April 1, 2001 at an annual base salary of $200,000. On August 16, 1999, Mr. Lam's base salary was increased to $250,000. On April 1, 2000, in recognition of Mr. Lam's extraordinary effort and achievements in the performance of his duties as our President and Chief Executive Officer, we entered into an amendment of his employment agreement to provide for an extension of the term of the agreement until June 30, 2003 and an additional increase in his base salary to $300,000. Mr. Cole's employment agreement has a term of January 1, 1998 to April 1, 2001 and provides for an annual base salary of $143,000. Mr. Sharp's employment agreement also has a term of January 1, 1998 to April 1, 2001 and originally provided for an annual base salary of $175,000. On August 16, 1999, Mr. Sharp's base salary was increased to $200,000. The term of the employment agreement for Mr. Etheridge is from September 1, 1999 until August 31, 2002 and provides for an annual base salary of $200,000. We may terminate each of the executive officer's employment at any time for cause or for breach of the employment agreement.

     On October 11, 1999, we entered into an employment agreement with Mr. Devine under which he will serve as our Chairman of the Board and assist us with our international expansion efforts. The agreement provides for a salary of $150,000 per year and has a three year term ending October 11, 2002. In connection with his employment agreement, Mr. Devine was granted an option, which vests annually in three equal increments, to purchase 150,000 shares of our common stock under our Stock Incentive Plan at a price of $5.9375 per share, the closing price of our common stock on the date of the grant. Mr. Devine will also receive options to purchase 5,000 shares of our common stock on the day following the annual meeting of our stockholders during the term of the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the compensation committee served as an officer or employee of our company or any of our subsidiaries prior to or while serving on our compensation committee. In 1999, none of our executive officers served as a director or member of the compensation committee of another entity, any of whose executive officers served on our board of directors or on our compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL

     The compensation committee was established in January 1998 in connection with our initial public offering. Our board of directors granted the compensation committee the authority, among other things, to review, analyze, and recommend compensation programs to our board of directors and to administer and grant awards under our Stock Incentive Plan. The current members of the compensation committee are Edward L. Moses, Jr. and Jonathan D. Pollock. None of the members of the committee is a former or current officer or employee of our company.

     The compensation committee has structured its executive compensation policies to:

    o Emphasize performance-based compensation that balances rewards for short-term and long- term results;

    o Provide a competitive level of compensation that will assist us in attracting and retaining qualified executives; and

    o  Link executive compensation to the interests of our stockholders.

     During 1999, our executive compensation program was comprised of salaries and long term incentives in the form of stock options. We did not pay any annual or special bonuses in 1999 other than a $40,000 guaranteed bonus to Mr. Etheridge upon the commencement of his employment with us.

     SALARY

     We have entered into employment agreements with each of our executive officers. The terms of such agreements were the results of arms-length negotiations between us and each executive officer. The agreements establish the base salary for each officer during the term of the agreement. You can find further information regarding the employment agreements of the executive officers under "Executive Employment Agreements," above. We based the salaries in part on compensation levels necessary to attract and retain these executive officers and overall competitive and market conditions. We will review the salaries for the executives annually and, if appropriate, adjust based on individual performance, increases in general levels of compensation for executives at comparable firms and our overall financial results.

     BONUSES

     We may pay annual cash incentive bonuses to our executives in an effort to provide a fully competitive compensation package, which is linked to the attainment of our short-term goals.

     STOCK-BASED INCENTIVE COMPENSATION

     We provide long-term incentives to our executives in the form of stock options under our Stock Incentive Plan. The purpose of our stock incentive program is to align the executive officers' interest with that of our stockholders by focusing on intermediate and long-term results. In 1999, we sought to accomplish these objectives by granting a total of 539,000 stock options to our executive officers.

     POSITION REGARDING COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to each of our executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by us have been structured to qualify as performance-based. Although none of our executive officers reached the deduction limitation in 1999, the compensation committee plans to continue to evaluate our cash and stock incentive programs as to the advisability of future compliance with
Section 162(m).

     COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     We paid Mr. Lam a salary of $218,722 in 1999. Effective April 1, 2000, Mr. Lam's base salary has been increased to $300,000 per year. We did not pay Mr. Lam an annual incentive bonus in 1999.

     During 1999, Mr. Lam received grants of stock options for 130,000 shares of common stock. Mr. Lam's stock options were granted on the same terms as those granted to the other executive officers as described in this proxy statement.

                           THE COMPENSATION COMMITTEE

              JONATHAN D. POLLOCK              EDWARD L. MOSES, JR.

                 PROPOSED AMENDMENT TO THE STOCK INCENTIVE PLAN

GENERAL

     The board believes that our growth depends significantly upon the efforts of our officers and key employees and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in us. In accordance with this philosophy, in 1998 the board adopted and the shareholders approved our Stock Incentive Plan (the Plan).

     Under the Plan, key employees, officers, directors who are our employees and consultants and advisors (the Eligible Persons) are eligible to receive: (i) incentive and non-qualified stock options; (ii) restricted stock; and (iii) other stock-based awards (collectively, the Incentives) when designated by the compensation committee. Our non-employee directors receive option grants under the Plan as described under "Stock Options for Outside Directors," below, without action by the compensation committee. Presently, 170 of our employees, including our executive officers and five non-employee directors, participate in the Plan.

THE PROPOSED AMENDMENT

     The board has amended the Plan, subject to shareholder approval at the 2000 annual meeting, to increase the number of shares of common stock subject to the Plan to 2,400,000 from 1,900,000 (the Amendment) and has directed that the Amendment be submitted for approval by our shareholders at the annual meeting.

     The board recommends that our shareholders approve the Amendment. The board is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based incentive awards. The board considers equity-based incentives an important component of its efforts to attract and retain talented individuals and an increasing need as we require additional executive talent. In addition, the board believes that option grants help us to attain our long-term goals by linking the compensation of key employees to shareholder returns. The board believes that approval of the Amendment will allow us to continue to provide management and employees with a proprietary interest in our growth and performance.

SHARES ISSUABLE THROUGH THE PLAN

     The 2,400,000 shares of common stock authorized to be issued under the Plan pursuant to the Amendment represent approximately 12.8% of the shares of common stock outstanding on March 31, 2000. As of December 31, 1999, options to acquire 2,022,000 shares of common stock had been granted under the Plan to officers, directors and employees. Options to acquire 94,587 shares of common stock were granted subject to approval of the Amendment at the annual meeting. Incentives with respect to no more than 400,000 shares of common stock may be granted through the Plan to a single participant in any one calendar year.

     Proportionate adjustments will be made to the number of shares of common stock subject to the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the common stock. In the event of such adjustments, the purchase price of any outstanding option, the performance objectives of any Incentive, and the shares of common stock issuable pursuant to any Incentive will be adjusted as and to the extent appropriate, in the reasonable discretion of the compensation committee, to provide participants with the same relative rights before and after such adjustment.

     On March 31, 2000, the closing sale price of a share of common stock, as reported on the Nasdaq National Market, was $9.25.

ADMINISTRATION OF THE PLAN

     The compensation committee administers the Plan, has authority to award Incentives under the Plan, to interpret the Plan, to establish rules or regulations relating to the Plan, to make any other determination that it believes necessary or advisable for the proper administration of the Plan and to delegate its authority as appropriate. With respect to participants not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code of 1986 (the Code), the compensation committee may delegate its authority to grant Incentives under the Plan to any of our appropriate personnel.

AMENDMENTS TO THE PLAN

     The board may amend or discontinue the Plan at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval necessary to qualify Incentives as "performanced-based" compensation under Section 162(m) of the Code or any successor provision, if such qualification is deemed necessary or advisable by the compensation committee. Except in limited circumstances no amendment or discontinuance of the Plan may change or impair any previously-granted Incentive without the consent of the recipient thereof.

TYPES OF INCENTIVES

     STOCK OPTIONS. A stock option is a right to purchase shares of common stock from us. The compensation committee may grant non-qualified stock options or incentive stock options to purchase shares of common stock. The committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the common stock on the date of grant, except that, under certain circumstances, and in connection with an acquisition, consolidation, merger or other extraordinary transaction, options may be granted at less than the then fair market value in order to replace options previously granted by one or more parties to such transaction. The term of the options and the time or times that the options become exercisable will also be determined by the compensation committee, provided that the term of an incentive stock option may not exceed 10 years.

     The option exercise price may be paid in cash, by check, in shares of common stock that, unless otherwise permitted by the compensation committee, have been held for a least six months, or through a broker-assisted exercise.

     Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

     RESTRICTED STOCK. Restricted stock consists of shares of common stock that are transferred to a participant for past services, but are subject to restrictions regarding their sale, pledge or other transfer by the participant for a specified period of time (the Restricted Period). The compensation committee has the power to determine the number of shares to be transferred to a participant as restricted stock. All shares of restricted stock will be subject to such restrictions as the compensation committee may designate in the incentive agreement with the participant, including, among other things, that the shares of common stock are required to be forfeited or resold to us in the event of termination of employment or in the event that specified performance goals or targets are not met. A Restricted Period of at least three years is required, except that if vesting is subject to the attainment of performance goals, a minimum Restricted Period of one year is required. Subject to the terms and conditions of the Plan and any restrictions on the receipt of dividends that may be imposed in the incentive agreement, each participant receiving restricted stock will have the rights of a shareholder with respect thereto, including, without limitation, the right to vote any shares of common stock. To the extent that restricted stock is intended to vest based upon the achievement of pre-established performance goals rather than solely upon continued employment over a period of time, the performance goals pursuant to which the restricted stock shall vest shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in our cash flow, one of our divisions or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the compensation committee, relative to internal goals or relative to levels attained in prior years.

     OTHER STOCK-BASED AWARDS. The compensation committee is authorized to grant to Eligible Persons an other stock-based award (Other Stock-Based Award), which consists of an award, the value of which is based in whole or in part on the value of shares of common stock, other than a stock option or a share of restricted stock. Other Stock-Based Awards may be awards of shares of common stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock. The compensation committee determines the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by us or with which we combine, the price at which securities may be purchased pursuant to any Other Stock-Based Award or the provision, if any, of any such award that is analogous to the purchase or exercise price, may not be less than 100% of the fair market value of the securities to which such award relates on the date of grant. An Other Stock-Based Award may provide the holder thereof with dividends or dividend equivalents, payable in cash or shares of common stock, on a current or deferred basis. Other Stock-Based Awards intended to qualify as "performance-based compensation" shall be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which Other Stock-Based Awards may be earned shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in our cash flow, one of our divisions or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the compensation committee, relative to internal goals or relative to levels attained in prior years. The grant of an Other Stock-Based Award to a participant will not create any rights in such participant as one of our shareholders until the issuance of shares of common stock with respect to such Other Stock-Based Award.

STOCK OPTIONS FOR OUTSIDE DIRECTORS

     Upon completion of our initial public offering of common stock in December 1998, each director who was not also one of our employees (an Outside Director) was granted non-qualified options to purchase

5,000 shares of common stock at an exercise price equal to the initial public offering price. Each new Outside Director is also granted non-qualified options to purchase 5,000 shares of common stock at such time as he first becomes a member of the board. In addition, for as long as the Plan remains in effect and shares of common stock remain available for issuance thereunder, each Outside Director will be automatically granted a non-qualified stock option to purchase 5,000 shares of common stock on the date following the annual meeting of our shareholders, without any action on the part of the compensation committee. These options become exercisable one year after grant and have exercise prices per share equal to the fair market value of a share of common stock on the date of grant. Director options expire ten years after the date of grant, except that to the extent otherwise exercisable, director options must be exercised within three months from termination of board service or, in the event of death, disability or retirement on or after reaching age 65, within eighteen months thereafter.

CHANGE OF CONTROL

     All outstanding stock options granted under the Plan will automatically become fully exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved or waived by us upon (i) approval by our shareholders of a reorganization, merger or consolidation of us or sale of all or substantially all of our assets, unless (x) all or substantially all of the individuals and entities who were the beneficial owners of our outstanding common stock and voting securities entitled to vote generally in the election of directors immediately prior to such transaction have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the resulting corporation; (y) except to the extent that such ownership existed prior to the transaction, no person (excluding any corporation resulting from the transaction or any employee benefit plan or related trusts of us or the resulting corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the resulting corporation or 30% or more of the combined voting power of the then outstanding voting securities of the resulting corporation; and (z) a majority of the board of directors of the resulting corporation were members of our board of directors at the time of the execution of the initial agreement or of the action of the board providing for the transaction; (ii) approval by our shareholders of our complete liquidation or dissolution; (iii) a person or group of persons becoming the beneficial owner of more than 50% of our common stock (subject to certain exceptions); or (iv) the individuals who as of the adoption of the Plan constitute the board (the Incumbent Board) or who subsequently become a member of the board with the approval of at least a majority of the directors then comprising the Incumbent Board other than in connection with an actual or threatened election contest cease to constitute at least a majority of the board (each, a Significant Transaction).

     The compensation committee also has the authority to take several actions regarding outstanding Incentives upon the occurrence of a Significant Transaction, including (i) requiring that all outstanding options remain exercisable only for a limited time, (ii) making equitable adjustments to Incentives as the compensation committee deems in its discretion necessary to reflect the Significant Transaction or (iii) providing that an option under the Plan shall become an option relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the Significant Transaction if the participant had been immediately prior to the Significant Transaction the holder of record of the number of shares of common stock then covered by such options.

TRANSFERABILITY OF INCENTIVES

     Incentives are transferable only by will, by the laws of descent and distribution and pursuant to a domestic relations order, except that stock options may also be transferred, if permitted by the compensation committee and if so provided in the incentive agreement or an amendment thereto, to immediate family members, to a family partnership, to a family limited liability company or to a trust for the sole benefit of immediate family members.

EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

     If a participant ceases to be one of our employees for any reason, including death, disability or retirement, any Incentive may be exercised, shall vest or shall expire at such time or times as may be determined by the compensation committee in the incentive agreement with the participant. The compensation committee has authority to modify the treatment of an incentive in the event of termination of employment of a participant by means of an amendment to the incentive agreement. Consent of the participant is required only if the modification materially impairs the rights previously provided to the participant in the incentive agreement.

PAYMENT OF WITHHOLDING TAXES IN STOCK

     A participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have us withhold, from the shares the participant would otherwise receive upon exercise or vesting of an Incentive, shares of common stock having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the compensation committee's right of disapproval.

AWARDS TO BE GRANTED

     The grant of awards to officers and employees under the Plan is entirely in the discretion of the compensation committee. The compensation committee has granted, subject to approval of the Amendment, options to purchase an aggregate of 84,587 shares of common stock to our employees and options to purchase an aggregate of 10,000 shares of common stock to our Outside Directors. The exercise price with respect to 24,587 options granted to our employees is $5.94 per share, with respect to 50,000 options granted to our employees is $5.69 per share and with respect to 10,000 options granted to our employees is $5.81 per share. All such option grants to our employees vest in three equal installments, over three years. The exercise price with respect to the 10,000 options granted to Outside Directors is $6.31 per share and such options vest in one year after the grant date.

     The following table sets forth information with respect to benefits under the Plan, as proposed to be amended, that were granted subject to shareholder approval of the Amendment, by (i) each of the officers identified herein as a "Named Executive Officer," (ii) all executive officers as a group, (iii) all directors, other than executive officers, as a group, and (iv) all employees, other than executive officers, as a group.

                             AMENDED PLAN BENEFITS

                                        NUMBER OF SECURITIES
NAME AND POSITION                        UNDERLYING OPTIONS
-------------------------------------   --------------------
Bill J. Lam
     President and Chief Executive
      Officer........................           10,690
James Devine
     Chairman of the Board...........           50,000
R. Clay Etheridge
     Executive Vice President and
      Chief Operating Officer........            4,811
David W. Sharp
     Executive Vice President and
      Chief Financial Officer........            6,414
James K. Cole
     Senior Vice President...........            2,672
Executive Officer Group..............           74,587
Outside Directors other than
  Executive Officers.................           10,000
Non-Executive Officer Employee
  Group..............................           10,000

FEDERAL INCOME TAX CONSEQUENCES

     Under existing federal income tax provisions, a participant who receives stock options or who receives shares of restricted stock that are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will we normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

     When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of common stock on the exercise date and the aggregate purchase price of the shares of common stock as to which the option is exercised, and, subject to Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

     An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the Required Holding Periods). An employee disposing of such shares before the expiration of the Required Holding Period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. We will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the common stock received upon exercise before the expiration of the Required Holding Periods.

     An employee who receives restricted stock will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, we will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by us.

     A participant who receives a stock award under the Plan will realize ordinary income in the year of the award equal to the fair market value of the shares of common stock covered by the award on the date it is made and, subject to Section 162(m) of the Code, we will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

     When the exercisability or vesting of an Incentive granted under the Plan is accelerated upon a change of control, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment" with respect to any employee, is the excess of the present value of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payments pursuant to Section 4999 of the Code, and we will be denied any deduction with respect to such excess parachute payments.

     This summary of federal income tax consequences does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

VOTE REQUIRED

     The affirmative vote of the majority of the total votes cast in person or by proxy is required for approval of the Amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE STOCK INCENTIVE PLAN.

PERFORMANCE GRAPH

     The graph and corresponding table below compares the total stockholder return on our common stock since our initial public offering on April 1, 1998 until December 31, 1999 with the total return on the S&P 500 Index and our Peer Group Index for the same period. Our Peer Index Graph consists of Global Industries, Ltd., Stolt Comex Seaway S.A., Transcoastal Marine Services, Inc., Cal Dive International, Inc. and Coflexip Stena Offshore Group, S.A. The information in the graph is based on the assumption of a $100 investment on April 1, 1998 at the initial public offering price of $13 per share.


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                           TOTAL STOCKHOLDER RETURN
                            ----------------------------------------------------
INDEX                       APRIL 1, 1998  DECEMBER 31, 1998   DECEMBER 31, 1999
-----                       -------------  -----------------   -----------------
Horizon Offshore, Inc....      $ 100.0          $ 42.31             $ 41.38
Peer Group Index.........      $ 100.0          $ 40.09             $ 57.43
S & P 500 Index..........      $ 100.0          $110.87             $132.51

                              CERTAIN TRANSACTIONS

     On August 18, 1998 we entered into a master services agreement with Odyssea Marine, Inc. (Odyssea) to charter certain marine vessels from Odyssea. During the 1998 fiscal year, Odyssea billed us $6.8 million and we paid Odyssea $5.7 million for services rendered under the agreement. During the 1999 fiscal year, Odyssea billed us $3.7 million and we paid Odyssea $4.8 million for services rendered under the agreement. As of December 31, 1999, we owed Odyssea $30,000 for services rendered.

     On August 28, 1998 we entered into an agreement with Prime Natural Resources, Inc. (Prime), an entity that is majority owned by the Principal Stockholders, to perform marine construction work. Prime awarded the contract to us on the basis of a competitive bid process. We billed Prime $1.6 million for services rendered under the agreement during 1998 and billed Prime $5.4 million for services rendered under the agreement during 1999. As of December 31, 1998, we had an outstanding receivable balance of $1.3 million, compared to $3.1 million as of December 31, 1999. As of March 31, 2000, we had no outstanding receivable balance.

     We have entered into a registration rights agreement with the Principal Stockholders pursuant to which the Principal Stockholders have limited rights to require us to register under the Securities Act of 1933 shares of our common stock owned by them. The Principal Stockholders are entitled to three demand registrations. If either of the Principal Stockholders makes such a demand, the other is entitled to include its shares in such registration. If we propose to register any shares of our common stock under the Securities Act in connection with a public offering, either of the Principal Stockholders may require us to include all or a portion of the shares of common stock held by them.

     In December 1997, the Principal Stockholders sold an aggregate of 752,400 shares of our common stock to Messrs. Lam, Sharp and Cole for $2.2 million. The Principal Stockholders advanced the funds necessary to purchase the shares of common stock to Messrs. Lam, Sharp and Cole by promissory notes bearing interest at 9.0% per annum and maturing on June 30, 2001. In connection with the amendment of his employment agreement, the term of Mr. Lam's promissory notes was extended to June 30, 2003. The Principal Stockholders also sold 106,040 shares of our common stock on the same terms to four of our other key employees. The shares purchased were pledged to the Principal Stockholders to secure the executive officers' and key employees' obligations under the promissory notes.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% beneficial owners to file with the SEC reports of ownership and changes in ownership of our equity securities. During 1999, a Form 4 on behalf of Mr. Devine was inadvertently filed late due to a clerical error.

                         RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

     Our consolidated financial statements for the year ended December 31, 1999, were audited by the firm of Arthur Anderson LLP. Our board of directors has approved the retention of Arthur Anderson LLP for the fiscal year ending December 31, 2000. We expect that representatives of Arthur Anderson LLP will be present at our 2000 annual meeting, and they will have the opportunity to make any statement if they desire to do so. They will also be available to respond to appropriate questions from you.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          David W. Sharp
                                          SECRETARY

Houston, Texas
April 14, 2000

                            HORIZON OFFSHORE, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 2, 2000

     The undersigned hereby appoints David W. Sharp proxy for the undersigned, with full power of substitution, to represent and to vote, as designated on the reverse side, all of the shares of common stock of Horizon Offshore, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held on May 2, 2000, and any adjournments thereof.

                           (PLEASE SEE REVERSE SIDE)

                             ^FOLD AND DETACH HERE^
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A                              PLEASE MARK [X]
VOTE FOR THE NOMINEE LISTED BELOW.                               YOUR VOTE AS
                                                                 INDICATED IN
                                                                 THIS EXAMPLE

1. Election of Directors

FOR the election of Edward L. Moses, Jr.    WITHHOLD AUTHORITY to vote for all
 and James Devine as directors of the             nominees listed below:
            Company                         Edward L. Moses, Jr.; James Devine
              [  ]                                        [  ]

Instruction: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

________________________________________________________________________________


2. An amendment to the Company's Stock Incentive Plan     FOR   AGAINST  ABSTAIN
   to increase the number of shares of common stock       [ ]     [ ]      [ [
   that may be issued under the plan.


3. In his discretion, to vote upon such other business as may properly come before the annual meeting and any adjournment thereof.

Please specify your choices by marking the appropriate boxes above. If no specific directions are given, this proxy will be voted FOR the nominees listed above and FOR the amendment to the Stock Incentive Plan. The individual designated above will vote in his discretion on any other matter that may properly come before the meeting.

           Dated ____________________________________________, 2000

           ________________________________________________________
                          Signature of Shareholder

           ________________________________________________________
                         Signature if held jointly

Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^